Exhibit 8.1

[Sullivan & Worcester LLP]

May 19, 2009

Government Properties Income Trust

400 Centre Street

Newton, Massachusetts  02458

Ladies and Gentlemen:

The following opinion is furnished to Government Properties Income Trust, a Maryland real estate investment trust (the “Company”), to be filed as Exhibit 8.1 to the Company’s Registration Statement on Form S-11 filed with the Securities and Exchange Commission (the “SEC”) on February 20, 2009, as amended by Pre-Effective Amendment No. 4 to be filed on or about May 19, 2009 (as so amended, the “Registration Statement”), relating to the offer and sale by the Company of common shares of beneficial interest.

We have acted as tax counsel for the Company in connection with the preparation of the Form S-11, and we have reviewed originals or copies of such corporate records, such certificates and statements of officers and accountants of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth.  In doing so, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents.  Specifically, and without limiting the generality of the foregoing, we have reviewed: (i) the form of amended and restated declaration of trust of the Company, filed as Exhibit 3.1 to the Registration Statement, (ii) the form of amended and restated by-laws of the Company, filed as Exhibit 3.2 to the Registration Statement, (iii)  the form of transaction agreement between the Company and HRPT Properties Trust, filed as Exhibit 10.1 to the Registration Statement, and (iv) the sections of the prospectus forming part of the Registration Statement (the “Prospectus”) captioned “Federal Income Tax Considerations” and “ERISA Plans, Keogh Plans and Individual Retirement Accounts”.  For purposes of this opinion, we have assumed that any documents (other than documents which have been executed, delivered, adopted or filed, as applicable, by the Company prior to the date hereof) that have been provided to us in draft form will be executed, delivered, adopted and filed, as applicable, without material modification.

The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, “Tax Laws”), and upon the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, “ERISA Laws”).  No assurance can be given that Tax Laws or ERISA Laws will not change.  In preparing the discussions with respect to Tax Laws matters and ERISA Laws matters in the sections of the Prospectus captioned “Federal Income Tax Considerations” and “ERISA Plans, Keogh Plans and Individual Retirement Accounts”, we have made certain assumptions therein and expressed certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are incorporated herein by reference.  With respect to all questions of fact on which our opinion is based, we have assumed the initial and continuing truth, accuracy and completeness of:  (i) the information set forth in the Registration Statement or the Prospectus, and (ii) representations made to us by officers of the Company or contained in the Registration Statement or the Prospectus and in the documents examined by us, in each such instance without regard to qualifications such as “to the best knowledge of” or “in the belief of”.  We have not independently verified such information.

We have relied upon, but not independently verified, the foregoing assumptions.  If any of the foregoing assumptions is inaccurate or incomplete for any reason, or if the transactions described in the Registration Statement or the Prospectus or the documents examined by us are consummated in a manner that is inconsistent with the manner contemplated therein, our opinion as expressed below may be adversely affected and may not be relied upon.

Based upon and subject to the foregoing, we are of the opinion that the discussions with respect to Tax Laws matters and ERISA Laws matters in the sections of the Prospectus captioned “Federal Income Tax Considerations” and “ERISA Plans, Keogh Plans and Individual Retirement Accounts” in all material respects are accurate and fairly summarize the Tax Laws issues and the ERISA Laws issues addressed therein, and hereby confirm that the opinions of our firm referred to in said captioned portions of the Prospectus represent our opinions on the subject matter thereof.

Our opinion above is limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions.  Further, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in Tax Laws or ERISA Laws.

We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement and the Prospectus.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP